Exhibit 99.1

FibroBiologics Announces $1.5 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

HOUSTON, Nov. 24, 2025 -- FibroBiologics, Inc. (Nasdaq: FBLG) (“FibroBiologics” or the “Company”), a clinical-stage biotechnology company with 270+ patents issued and pending with a focus on the development of therapeutics and potential cures for chronic diseases using fibroblasts and fibroblast-derived materials, today announced it has entered into definitive agreements for the issuance and sale of an aggregate of 4,477,614 shares of its common stock at an offering price of $0.335 per share of common stock in a registered direct offering priced at-the-market under Nasdaq rules. Additionally, in a concurrent private placement, the Company will issue and sell unregistered warrants to purchase up to an aggregate of 4,477,614 shares of common stock at an exercise price of $0.335 per share. The unregistered warrants will be exercisable beginning on the effective date of, and subject to, approval by the Company’s stockholders of the issuance of the shares of common stock upon exercise of the unregistered warrants (the “Stockholder Approval”) and will expire five years following the date of Stockholder Approval. The closing of the offering is expected to occur on or about November 25, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $1.5 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The potential additional gross proceeds to the Company from the unregistered warrants, if fully exercised on a cash basis, will be approximately $1.5 million. No assurance can be given that the Stockholder Approval will be achieved or that any of the unregistered warrants will be exercised. FibroBiologics intends to use the net proceeds from the offering for working capital and general corporate purposes.

The shares of common stock offered in the registered direct offering (but not the unregistered warrants issued in the concurrent private placement and the shares issuable upon exercise of such unregistered warrants) described above are being offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-284663) initially filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2025 and which became effective on February 10, 2025. The offering of the shares of common stock in the registered direct offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The unregistered warrants issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and/or Regulation D promulgated thereunder, have not been registered under the Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This communication contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the satisfaction of customary closing conditions with respect to the registered direct offering and concurrent private placement, the use of proceeds from the registered direct offering and concurrent private placement, the receipt of Stockholder Approval, the exercise of the unregistered warrants and the receipt of proceeds therefrom. These forward-looking statements are based on FibroBiologics' management's current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FibroBiologics' management's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those set forth under the caption "Risk Factors" and elsewhere in FibroBiologics' annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the SEC and any subsequent public filings. Copies are available on the SEC's website, www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FibroBiologics assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. FibroBiologics gives no assurance that it will achieve its expectations.

About FibroBiologics

Based in Houston, FibroBiologics is a clinical-stage biotechnology company developing a pipeline of treatments and seeking potential cures for chronic diseases using fibroblast cells and fibroblast-derived materials. FibroBiologics holds 270+ US and internationally issued patents/patents pending across various clinical pathways, including wound healing, multiple sclerosis, disc degeneration, psoriasis, orthopedics, human longevity, and cancer. FibroBiologics represents the next generation of medical advancement in cell therapy and tissue regeneration. For more information, visit www.FibroBiologics.com.

General Inquiries:
info@fibrobiologics.com

Investor Relations:
Nic Johnson
Russo Partners
(212) 845-4242
fibrobiologicsIR@russopr.com

Media Contact:
Liz Phillips
Russo Partners
(347) 956-7697
Elizabeth.phillips@russopartnersllc.com